UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2005

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On February 17, 2005, the Nominating and Corporate Governance Committee of the Board of Directors of CRT Properties, Inc. (the “Company”) recommended, and the full Board of Directors approved, changes to the Company’s director compensation program. The changes, which will become effective on June 1, 2005, were recommended by the Nominating and Corporate Governance Committee as a result of its review of director compensation for the Company’s peer group and to promote alignment of directors’ interests with those of shareholders. Pursuant to the approved compensation schedule, the Company’s non-employee directors will receive the following compensation for their service on the Board of Directors and its committees:

Annual Cash Retainers:
•	non-employee directors — $15,000 per year
•	Chairman of the Board — $12,000;
•	Chairman of the Audit Committee — $10,000;
•	Chairman of the Compensation Committee — $7,500;
•	Chairman of the Finance Committee — $7,500;
•	Chairman of the Nominating and Corporate Governance Committee — $7,500;

Meeting Fees:
•	quarterly regular meetings of the Board — $2,000 in person, $1,000 telephonic;
•	unscheduled telephonic meetings of the Board — $500;
•	committee meetings, $1,000 to the chair, $500 to committee members.

In addition, each non-employee director upon his or her re-election will be granted fully-vested stock units with a value of $15,000. A newly-elected director upon his or her initial election would be granted restricted stock units with a value of $25,000, which would vest pro rata over three years and be delivered to him or her in shares upon retirement from the Board.

All director fees would be paid quarterly, except that each director would have the right to elect to receive deferred stock units in lieu of cash fees. Deferred stock units would be calculated on the basis of the fair market value of a share of common stock of the Company on the date cash fees would otherwise be paid, would be entitled to dividend-equivalent rights until delivered to the director, and would be delivered to the director in shares upon his or her retirement from the Board. As in the past, employee directors will not receive compensation for service on the Board. All directors will continue to be reimbursed for reasonable travel and other related expenses incurred in attending shareholder, Board and committee meetings. Additional benefits received in the past by the Company’s Chairman of the Board will also be discontinued when the new compensation schedule becomes effective. This description of director compensation is qualified in its entirety by the Summary of Director Compensation attached hereto as Exhibit 10.1 and by this reference made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibits
10.1	Summary of Director Compensation

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: February 23, 2005	By:	/s/ William J. Wedge
William J. Wedge
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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